SECURITIES AND EXCHANGE COMMISSION


                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported)
    December 20, 2001

                  MONMOUTH CAPITAL CORPORATION
      (Exact name of Registrant as specified in its charter)



   New Jersey                   0-24282         21-0740878
  (State or other jurisdiction  Commission    (IRS Employer
   of incorporation)           File Number)    Identification
                                               Number)



  3499 Route 9N, Suite 3C, Freehold, NJ  07728
  (Address of principal executive offices)



  Registrant's telephone number, including area code
     (732) 577-9993




  (Former name or former address, if changed since last report.)


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     Item 5.  Other Events.

           On December 20, 2001, Monmouth Capital Corporation (Registrant), purchased a 59,425 square foot warehouse facility in White Bear Lake, Minnesota from Jones Development Company, LLC, an unrelated entity. This warehouse facility is 100% net leased to Federal Express Corporation. The purchase price was approximately $4,800,000. Monmouth Capital Corporation paid approximately $300,000 in cash, borrowed approximately $1,100,000 against its security portfolio with Prudential Securities, and obtained a mortgage of approximately $3,400,000. This mortgage payable is at an interest rate of 7.04% and is due August 15,
2021. The property acquired is commercial rental property and will continue to be used as such.

      The following are the material factors to be considered in assessing the property:

      * Description of Property - The property acquired is a 59,425 square foot warehouse facility located at 1828 Buerkle
Road, White Bear Lake, Minnesota.

      *   Occupancy  Rate and Number of Tenants - The  commercial
rental property   acquired  was  constructed  in  2001.
Commencing April 2, 2001, the property was 100% occupied under a 10-year net lease agreement with Federal Express Corporation. This net lease agreement provides that operating expenses, including property taxes, insurance, landscaping, utilities and repairs in the ordinary course of business, be borne by the tenant.

       *    Principal   Business  of  Tenant  -  Federal  Express
Corporation   uses   this  property  as  a  warehouse   facility.
Registrant   believes  that  Federal  Express  Corporation   will
continue to use this property as such.

       * Principal Provisions of Lease - The following are the principal provisions of the lease:

            Term                              Monthly Rent

     4/02/01 - 4/01/11                         $ 36,100

      At  the end of the lease term, the tenant has two (5)  year options.  Base rent during the first option term shall be $41,515
per  month.   Base rent during the second option  term  shall  be
$44,836 per month.

          The Seller assigned the lease to Registrant.

     * Basis of Acquired Property for Depreciation - The basis for depreciation is the purchase price of the property.
Approximately 80% of the purchase price is attributable to building and improvements, which will be depreciated over a 39 year life on a straight-line basis (Modified Accelerated Recovery System). The residual is attributable to land.

     * Anticipated Capital Improvements - The Registrant does not anticipate any significant capital improvements during the term of the lease described above.

      *    Insurance Coverage - Insurance on the property is paid
for  by  the  tenant.   In the opinion of the  Registrant,   this
coverage is adequate.

      Registrant knows of no other material factors relating to the property acquired other than those discussed in this Form 8-K.

     The following is pro forma financial information. The impact
of   the  property  acquired to the financial statements  of  the
Registrant is as follows:


     ADJUSTMENTS  TO  STATEMENT  OF  INCOME

     Rental and Occupancy Charges - Increase of $433,000 based upon amortization of the total rental payments for scheduled rent over the remaining lease term.

     Interest  Expense - Increase  of  $278,000  based   upon  a
     mortgage of $3,400,000 at 7.04% interest and total monthly principal and interest payments of $30,635 and a margin line increase of $1,100,000 currently at 3.875%.

     Depreciation Expense - Increase of $97,000 based upon approximately 80% of the purchase price being attributed to building and improvements, and straight-line depreciation over a 39 year life.

     Net Income - Increase of $58,000 (rental and occupancy charges less interest expense and depreciation expense).

     The effect of cash made available by operations will be an increase of $155,000 (net income plus depreciation).

     ADJUSTMENTS TO THE BALANCE SHEET AT DATE OF PURCHASE

     Cash and Cash Equivalents - Decrease of $300,000, the amount of cash used for the purchase.

     Land, Buildings, Improvements and Equipment - Increase of
     $4,800,000, based on the purchase price and closing costs.

     Loans Payable - Increase of $1,100,000, the total amount used on the margin line.

     Mortgages Payable - Increase of $3,400,000, the amount of the mortgage on the acquired property.

     Registrant knows of no other financial statement item which would be materially affected by the acquired property.

                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                MONMOUTH CAPITAL CORPORATION





                            /s/ Anna T. Chew
                                ANNA T. CHEW
                                Vice President



     Date       January 3, 2002


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